Exhibit 3.3


                           AMENDED AND RESTATED BYLAWS
                                       OF
                            NORTHWESTERN CORPORATION
                             A DELAWARE CORPORATION

                                    ARTICLE 1
                                     OFFICES

        Section 1.1 Registered Office. The registered office of the NorthWestern Corporation (the "Corporation") shall be located in the City of Wilmington, County of New Castle, and State of Delaware.

        Section 1.2 Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                    ARTICLE 2
                            MEETINGS OF STOCKHOLDERS

        Section 2.1 Place of Meetings. All meetings of the stockholders for the election of Directors or for any other purpose shall be held at such place, within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, or if authorized by the Board of Directors may be held by means of remote communication in accordance with applicable law.

        Section 2.2 Annual Meeting. The annual meeting of stockholders for the election of Directors and for such other business as may properly be conducted at such meeting shall be held at such time and date as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. The Board of Directors shall have the authority to postpone to a later date and/or time the annual meeting of stockholders.

        Section 2.3 Special Meetings. Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board or the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board of Directors and may not be called by any other person or persons. For purposes of these Bylaws, the term "Whole Board of Directors" shall mean the total number of authorized Directors whether or not there exist any vacancies in previously authorized directorships. Business transacted at special meetings shall be confined to the purpose or purposes stated in the notice of meeting. Nothing in this Section 2.3 shall be deemed to affect any rights of the holders of any series of Preferred Stock to call special meetings pursuant to any applicable provisions of the Certificate of Incorporation.

        Section 2.4 Notice of Meetings. Unless otherwise required by law or the Amended and Restated Certificate of Incorporation of the Corporation as the seam may be amended from time to time (the "Certificate of Incorporation"), written notice of the date, time and place, if any, of the annual and of any special meeting of the stockholders shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. Such written notice of any meeting of stockholders shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy




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holders may be deemed to be present in person and vote at such meeting,  and, in the case of a special meeting, the purposes of the meeting.

        Section 2.5 Manner of Giving Notice. Except as otherwise required by the Certificate of Incorporation or as otherwise provided herein, notices to Directors and stockholders shall be in writing and delivered personally or mailed to the Directors or stockholders at their address appearing on the books of the Corporation. Notice to Directors may be given by telegram, telecopier, telephone, facsimile or any other means of electronic transmission.

        Section 2.6 Waiver of Notice. A written waiver of any notice, signed by a stockholder, Director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, Director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting to the timeliness of notice at the beginning of the meeting.

        Section 2.7 Chairman and Secretary. The Chairman of the Board, or in the Chairman's absence the Chief Executive Officer, or in the Chief Executive Officer's absence the President, or in the President's absence the Chief Operating Officer, or in the Chief Operating Officer's absence a Vice President, or in the absence of a Vice President a chairman designated by the Board of Directors, shall preside over and act as chairman of the meeting of the stockholders. The Corporate Secretary, or an Assistant Corporate Secretary, of the Corporation shall act as secretary at all meetings of the stockholders, but in their absence, a secretary designated by the chairman of the meeting shall act as secretary of the meeting of the stockholders.

        Section 2.8 Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date, unless otherwise required by law, shall not be more than sixty (60) nor less than ten
(10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

        Section 2.9 Persons Entitled to Vote. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order and showing the address of each such stockholder and the number of shares of capital stock registered in his or her name, shall be prepared and made by the officer who has charge of the stock ledger of the Corporation, at least ten (10) days before every meeting of stockholders, and shall be open to the examination of any such stockholder in the manner provided by law. The stockholder list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required by this Section 2.9 or to vote in person or by proxy at any meeting of stockholders.



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        Section 2.10 Quorum. Unless otherwise required by law or the Certificate of Incorporation, the holders of a majority in voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to be voted at a meeting of the stockholders represented in person or by proxy, shall constitute a quorum for the transaction of business at such meeting. In the absence of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided by
Section 2.11 of these Bylaws until a quorum shall attend. The stockholders present at a duly called or held meeting of the stockholders at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum; provided that any action taken (other than adjournment) is approved by the vote required by
Section 2.12 of these Bylaws. In the absence of a quorum, no business other than adjournment may be transacted, except as described in this Section 2.10.

        Section 2.11 Adjournment. Any meeting of the stockholders may be adjourned from time to time either by the Chairman of the meeting or by a majority in voting power represented by the stockholders entitled to vote at the meeting, present in person or represented by proxy. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted by a quorum of the stockholders at the meeting as originally convened. Notice need not be given of any adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment action is taken, unless the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, in which case a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

        Section 2.12 Voting and Proxies. Unless otherwise required by law or the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder. Each stockholder of record entitled to vote at a meeting of stockholders may vote or express such consent or dissent in person or may authorize another person or persons to vote or act for him or her by proxy. No such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Corporate Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of Directors, a plurality of the votes cast by the shares of capital stock present in person and represented by proxy at the meeting at which the election of Directors is considered and entitled to vote in the election of Directors shall be sufficient to elect. All other elections and questions shall, unless otherwise required by law, the Certificate of Incorporation, or the rules or regulations of any stock exchange applicable to the Corporation, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Corporation which are present in person or by proxy and entitled to vote thereon.

        Section 2.13 Action at Meetings. The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon



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the  discharge of his or her duties,  shall take and sign an oath  faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.

        Section 2.14 Action in Lieu of Meetings. Subject to rights, if any, of any series of Preferred Stock then outstanding, any action required or permitted to be taken by the stockholders must be effected at an annual or special meeting of stockholders and may not be effected by any consent in writing of such stockholders.

        Section  2.15  Remote  Communications.  If  authorized  by the  Board of
Directors, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders, by means of remote communications:

               (a) may participate in a meeting of stockholders; and

               (b) shall be deemed present in person and may vote at a meeting of stockholders;

provided that (i) reasonable procedures have been implemented to verify that each person deemed present and permitted to vote at the meeting by means of remote communications is a stockholder or proxyholder, (ii) reasonable procedures are implemented to provide stockholders and proxyholders participating in the meeting by means of remote communications with a reasonable opportunity to participate in the meeting and to vote on matters submitted to stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with the proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communications, a record of such vote or other action shall be maintained by the Corporation.

        Section 2.16 Nominations and Proposals.

               (a) Nominations and Proposals at Annual Meetings.  Nominations of
persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at any annual meeting of stockholders only (i) pursuant to the Corporation's notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors, or
(iii) by any stockholder of the Corporation (A) who is a stockholder of record on the date the stockholder's notice provided for in this Section 2.16 is delivered to the Corporate Secretary and on the record date for the determination of stockholders entitled to vote at such annual meeting, and (B) who complies with the applicable notice procedures set forth in this Section 2.16.

               (b) Stockholder Notice for Annual Meetings. For nominations or other business to be properly made by a stockholder at an annual meeting in accordance with this Section 2.16, such stockholder must have given timely notice thereof in proper written form to the Corporate Secretary and any such proposed business other than the nomination of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder's notice must be delivered to the Corporate Secretary at the principal executive offices of the Corporation not later than ninety (90) days nor earlier than one hundred twenty (120) days prior to the first anniversary date of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more



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than seventy (70) days after such anniversary date, a stockholder's notice shall also be considered timely if it is so delivered not earlier than one hundred twenty (120) days prior to such annual meeting, nor later than the later of ninety (90) days prior to such annual meeting or ten (10) days after the day on which public announcement of the date of such meeting was first made; provided, further, that in the event that the number of Directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice shall also be considered timely, but only with respect to nominees for the additional directorships, if it is so delivered not later than ten (10) days after the day on which such public announcement is first made by the Corporation. All notices shall be received by the Corporate Secretary by the close of business on the specified date to be deemed to have been delivered on that date. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period or extend the foregoing time period.

        (c) Nominations and Proposals at Special Meetings. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors, or (ii) provided that the Board of Directors has determined that Directors shall be elected at such meeting, by any stockholder of the Corporation (A) who is a stockholder of record on the date the stockholders notice provided for in this Section 2.16 is delivered to the Corporate Secretary and on the record date for the determination of stockholders entitled to vote at such special meeting, and (B) who complies with the applicable notice procedures set forth in this Section 2.16.

        (d) Stockholder Notice for Special Meetings. For nominations to be properly made by a stockholder at a special meeting of stockholders called by the Corporation for the purpose of electing one or more Directors to the Board of Directors, such stockholder must have given timely notice thereof in proper written form to the Corporate Secretary. To be timely, a stockholder's notice must be delivered to the Corporate Secretary at the principal executive offices of the Corporation not earlier than one hundred twenty (120) days prior to such special meeting, nor later than the later of ninety (90) days prior to such special meeting or ten (10) days after the day on which public announcement of the date of such meeting and the proposed nominees to be elected at such meeting was first made. All notices shall be received by the Corporate Secretary by the close of business on the specified date to be deemed to have been delivered on that date. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period or extend the foregoing time period.

        (e) Form of Stockholders Notice. To be in proper written form, a stockholder's notice for both annual and special meetings must set forth:

               (i) as to each person whom the stockholder proposes to nominate for election as a Director, (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person,
(C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the person, (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, and (E) such notice must



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be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a Director if elected;

               (ii) as to any other business that the stockholder proposes to bring before the meeting, (A) a brief description of the business desired to be brought before the meeting, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration, and, in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), (C) the reasons for conducting such business at the meeting, and (D) any material interest of such stockholder in the business being proposed and the beneficial owner, if any, on whose behalf the proposal is being made; and

               (iii) as to the stockholder giving this notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (A) the name and record address of such stockholder and any such beneficial owner, (B) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by such stockholder and beneficial owner,
(C) a description of all arrangements or understandings between such stockholder and any such beneficial owner and each proposed nominee and any other persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (D) a representation that such stockholder is a stockholder of record entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the persons and/or conduct the business being proposed as described in the notice, and (E) a representation of whether such stockholder or any such beneficial owner intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee, and/or (2) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a stockholder with respect to an annual meeting if the stockholder has notified the Corporation of his or her intention to present a proposal at such annual meeting in compliance with Regulation 14A (or any successor thereof) promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Director of the Corporation.

        (f) General. Only such persons who are nominated in accordance with the procedures set forth in this Section 2.16 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.16. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (i) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.16 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by Section 2.16(e)), and (b) if a proposed nomination or business was not made or proposed in compliance with this
Section 2.16, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing
provisions  of  this  Section  2.16,   if  the   stockholder   (or  a  qualified
representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.



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Notwithstanding  the  foregoing  provisions  of this Section 2.16, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this
Section 2.16.  Nothing in this Section 2.16 shall be deemed to affect any rights
(i) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Regulation 14A under the Exchange Act, or (ii) of the holders of any series of Preferred Stock to elect Directors pursuant to any applicable provisions of the Certificate of Incorporation.

                                    ARTICLE 3
                               BOARD OF DIRECTORS

        Section 3.1 General Powers. The business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

        Section 3.2 Number of Directors. Subject to the rights, if any, of any series of Preferred Stock then outstanding, the Board of Directors shall consist of not less than five (5) nor more than eleven (11) Directors, with such number to be established, from time to time, by resolution of the Board. The initial number of Directors on the effective date of the Plan of Reorganization of the Corporation, duly confirmed by the Bankruptcy Court in Jointly Administered Case No. 03-12872 (CGC) (the "Effective Date") shall be seven (7).

        Section 3.3 Term of Office. The Board of Directors elected at or as of the Effective Date shall hold office until the first annual meeting of stockholders held after the Effective Date and until their successors have been duly elected and qualified or until there is a decrease in the number of Directors. Thereinafter, Directors will be elected at the annual meeting of stockholders and shall hold office until the annual meeting of the stockholders next succeeding his election, or until his or her successor shall have been duly elected and qualified or until such Director's death, resignation or removal. Any Director who is also an executive officer of the Corporation shall, immediately upon ceasing to be an executive officer of the Corporation for any reason whatsoever, be disqualified from continuing to serve as a Director and such Director's term of office as a Director shall thereupon automatically expire.

        Section 3.4 Election. Within the limits specified herein and in the Corporation's Certificate of Incorporation, the election of Directors shall be determined by the stockholders of the Corporation by a plurality of the votes cast by the shares of capital stock present in person or represented by proxy at the meeting in which the election of Directors is considered and entitled to vote in the election of Directors. The Directors need not be stockholders of the Corporation.

        Section 3.5 Resignation. Any Director may resign by delivering a written resignation to the Corporation at its principal office or to the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Corporate Secretary or the Board of Directors. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. If the resignation specifies effectiveness at a future time, a successor may be elected pursuant to Section
3.7 of these Bylaws to take office on the date that the resignation becomes effective.

        Section 3.6 Removal. Except for such additional directors, if any, elected by a series of Preferred Stock then outstanding, any Director or the entire Board of Directors may be removed,



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but only for cause,  and only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation then entitled to vote at an election of Directors, voting together as a single class. Nothing in this Section 3.6 shall be deemed to affect any rights of the holders of any series of Preferred Stock to remove Directors pursuant to any applicable provisions of the Certificate of Incorporation.

        Section 3.7 Vacancies. Subject to the rights, if any, of any series of Preferred Stock then outstanding, and except as otherwise provided in the Certificate of Incorporation, any vacancy, whether arising through death, resignation, retirement, removal or disqualification of a Director, and any newly-created directorship resulting from an increase in the number of Directors, shall be filled solely by a majority vote of the remaining Directors even though less than a quorum of the Board of Directors. A Director so elected to fill a vacancy or newly-created directorship shall serve until the next annual meeting of the stockholders, or until his or her successor shall have been duly elected and qualified or until such Director's death, resignation or removal. No decrease in the number of Directors shall shorten the term of any incumbent director.

        Section 3.8 Place of Meetings. Any meetings of the Board of Directors may be held either within or without the State of Delaware.

        Section 3.9 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors, provided that any Director who is absent when such determination is made shall be given notice of the determination.

        Section 3.10 Special Meetings and Notice. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, or any two Directors, and shall be held at such time and place as may be specified by the officer or Directors calling the meeting. Unless otherwise required by law or the Certificate of Incorporation, notice stating the date, time and place of the meeting shall be given to each Director either by prepaid mail to such Director's address appearing on the books of the Corporation not less than forty-eight (48) hours before the date of the meeting, or personally or by telegram, facsimile, electronic transmission or similar means of communication not less than twenty-four (24) hours before the date of the special meeting.

        Section 3.11 Meetings by Telephone Conference Call. Unless otherwise required by law or the Certificate of Incorporation, members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

        Section 3.12 Quorum and Adjournment. Unless otherwise required by law or the Certificate of Incorporation, at all meetings of the Board of Directors, the presence of majority of the Whole Board of Directors shall constitute a quorum for the transaction of business (except for the filling of vacancies, which shall be governed by the provisions of Section 3.7). Any meeting of the Board of Directors, or a committee thereof, whether or not a quorum is present, may be adjourned to another time and place by the affirmative vote of a majority of the Directors present. If the meeting is adjourned for more than 24 hours, notice of such adjournment to another time or place shall be given prior to the time of the adjourned meeting to the Directors who were not present at the time of the adjournment.

        Section 3.13 Action at Meetings. Unless otherwise required by law or the Certificate of Incorporation, if a quorum is present at any meeting of the Board of Directors, the vote of a majority of the Directors present shall be sufficient to take any action. A meeting at which a quorum is initially present may continue, and Directors may transact business, notwithstanding withdrawal of Directors, if any action taken is approved by at least a majority of the number of Directors constituting a quorum for such meeting.

        Section 3.14 Action in Lieu of Meetings. Unless otherwise required by law or the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if all Directors consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

        Section 3.15 Committees. The Board of Directors may, by resolution passed by a majority of the Whole Board of Directors, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may (subject to the committee charter, if any) unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board of Directors when required.

        Section 3.16 Meetings and Action of Committees. Meetings and action of committees shall be governed by and held and taken in accordance with the provisions of Sections 3.8 to 3.14, with such changes in the context thereof as are necessary to substitute the committee and its members for the Board of Directors and its members.

        Section 3.17 Compensation. Unless otherwise required by law or the Certificate of Incorporation, Directors shall be entitled to receive such fees and expenses, if any, for attendance at meetings of the Board of Directors, and/or such fixed salaries for services as Directors, as may be fixed from time to time by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity as an officer, committee member, agent or otherwise, and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

        Section 3.18 Chairman of the Board and Vice Chairman of the Board; Secretary. The Board of Directors shall appoint a Chairman of the Board and may appoint a Vice Chairman of the Board, in its discretion, from among its members. The Chairman of the Board shall preside at all meetings of stockholders and of the Board of Directors. If the Board of Directors appoints a Vice Chairman of the Board, in the absence or disability of the Chairman of the Board, the Vice Chairman of the Board shall preside at all meetings of stockholders and of the Board of Directors.

The Corporate Secretary or an Assistant Corporate Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors, but in their absence, a secretary designated by the Chairman of the meeting shall act as secretary of the meeting of the Board.

                                    ARTICLE 4
                                    OFFICERS

        Section 4.1 Designation, Term and Vacancies. The officers of the Corporation shall be a Chief Executive Officer, a President, a Chief Operating Officer, one or more Vice Presidents, a Corporate Secretary and a Chief Financial Officer and/or Treasurer, all of whom shall be elected by the Board of Directors. The Board of Directors may elect one or more Executive Vice Presidents, Senior Vice Presidents, or Assistant Vice Presidents, who shall have such authority and shall perform such duties as may from time to time be prescribed by the Board of Directors. The Board of Directors may appoint one or more Assistant Corporate Secretaries and one or more Assistant Treasurers, and such other officers as may be deemed necessary, who shall have such authority and shall perform such duties as may from time to time be prescribed by the Board of Directors. Vacancies occurring among the officers of the Corporation shall be filled by the Board of Directors. Subject to Section 4.2 of this
Article 4, officers elected by the Board of Directors shall hold office until the next annual election of such officers by the Directors and until their successors are elected and qualified or until such officer's death, resignation or removal. All other officers, agents and employees shall hold office during the pleasure of the Board of Directors or the officer appointing them. Any two or more offices may be held by the same person, with the exception that the Chief Executive Officer and President shall not also hold the office of Corporate Secretary or the office of Chief Financial Officer and/or Treasurer.

        Section 4.2 Resignation and Removal of Officers. Any officer may resign at any time upon written notice to the Corporation, without prejudice to the rights, if any, of the Corporation under any contract to which such officer is a party. Such resignation shall be effective upon its receipt by the Chairman of the Board, the Chief Executive Officer, the President, the Corporate Secretary or the Board of Directors, unless a different time is specified in the notice for effectiveness of such resignation. The acceptance of any such resignation shall not be necessary to make it effective unless otherwise specified in such notice. Any officer may be removed from office at any time, with or without cause, but subject to the rights, if any, of such officer under any contract of employment, by the Board of Directors or by any committee to whom such power of removal has been duly delegated, or, with regard to any officer who has been appointed by the Chief Executive Officer pursuant to Section 4.3 below, by the Chief Executive Officer or any other officer upon whom such power of removal may be conferred by the Board of Directors. A vacancy occurring in any office for any cause may be filled by the Board of Directors, in the manner prescribed by this Article 4 of the Bylaws for initial appointment to such office.

        Section 4.3 Chief Executive Officer. The Chief Executive Officer shall be chosen from among the members of the Board of Directors and, subject to the control and direction of the Board of Directors, shall have general charge of the affairs and business of the Corporation and general charge and supervision of all the officers, agents, and employees of the Corporation. He or she shall exercise all powers and perform all duties incident to the principal executive office of the Corporation, subject to the control and direction of the Board of Directors, and such other powers and duties as may from time to time be assigned to him by the Board of Directors or be prescribed by these Bylaws. Also in the absence or inability of the Chairman to act, he or she shall preside at all meetings of stockholders. He or she may sign and execute in the name of the Corporation all deeds, mortgages, bonds, contracts, powers of attorney, or other instruments authorized by the Board of

Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, and he or she may, without previous authority of the Board of Directors, make, in the name of the Corporation, such contracts, leases, and other agreements as the ordinary conduct of the Corporation's business requires. He or she may sign and endorse notes, drafts, and checks. He or she shall have power to select and appoint all necessary officers and servants, except those elected or appointed or required to be elected or appointed by the Board of Directors, and he or she shall also have power to remove all such officers and servants and to make appointments to fill the vacancies. He or she may delegate any of his powers to the President or the Chief Operating Officer of the Corporation.

        Section 4.4 President. The President shall perform all acts incident to the office of President, subject to the control and direction of the Board of Directors, and such other powers and duties as may from time to time be assigned to him by the Board of Directors or be prescribed by these Bylaws. In the absence or inability of the Chief Executive Officer to act, he or she shall be the Chief Executive Officer of the Corporation.

        Section 4.5 Chief Operating Officer. The Chief Operating Officer of the Corporation shall have general and active management of and exercise general supervision over the business and property of the Corporation, subject to the control and direction of the Board of Directors, and such other powers and duties as may from time to time be assigned to him by the Board of Directors or be prescribed by these Bylaws. He or she may delegate any of his powers to any Vice President of the Corporation. In the absence or disability of the President, the Chief Operating Officer shall exercise the powers and perform the duties of the President.

        Section 4.6 Vice Presidents. Each Vice President shall exercise such powers and perform such duties as may from time to time be assigned to him by the Board of Directors, the Chief Executive Officer, the President or the Chief Operating Officer.

        Section 4.7 Chief Financial Officer or Treasurer. The Chief Financial Officer or Treasurer shall perform all acts incident to the office of Chief Financial Officer or Treasurer, subject to the control and direction of the Board of Directors, and such other powers and duties as may from time to time be assigned to him by the Board of Directors or be prescribed by these Bylaws. He or she shall have custody of such funds and securities of the Corporation as may come to his hands or be committed to his care by the Board of Directors. When necessary or proper, he or she shall endorse on behalf of the Corporation, for collection, checks, notes, or other obligations, and shall deposit the same to the credit of the Corporation, in such bank or banks or depositories as the Board of Directors, the Chief Executive Officer, the President, or the Chief Operating Officer may designate. He or she may sign receipts or vouchers for payments made to the Corporation, and the Board of Directors may require that such receipts or vouchers shall also be signed by some other officer to be designated by them. Whenever required by the Board of Directors, he or she shall render a statement of his cash accounts and such other statements respecting the affairs of the Corporation as may be requested. He or she shall keep proper and accurate accounts of receipts and disbursements and other matters pertaining to his office. In the discretion of the Board of Directors, he or she may be required to give a bond in such amount and containing such conditions as the Board of Directors may approve, and such bond may be the undertaking of a surety company, and the premium therefor may be paid by the Corporation.

        Section 4.8 Corporate Secretary. The Corporate Secretary shall perform all acts incident to the office of Secretary, subject to the control and direction of the Board of Directors, and such other powers and duties as may from time to time be assigned to him by the Board of Directors or be prescribed by these Bylaws. He or she shall record the votes and proceedings of the stockholders and of the Board of Directors in a book or books kept for that purpose, and shall attend all meetings of the Directors and stockholders. He or she shall keep in safe custody the seal of the Corporation, and, when required by the Board of Directors, or when any instrument shall have been signed by the Chief Executive Officer, the President, the Chief Operating Officer, or any other officer duly authorized to sign the same, or when necessary to attest any proceedings of the stockholders or Directors, shall affix it to any instrument requiring the same, and shall attest the same with his signature. Except as otherwise required by the Certificate of Incorporation or these Bylaws, he or she shall attend to the giving and serving of notices of meetings. He or she shall have charge of such books and papers as properly belong to his office or as may be committed to his care by the Board of Directors. Except as otherwise required by the Certificate of Incorporation or these Bylaws, in the absence of the Corporate Secretary, or an Assistant Corporate Secretary, from any meeting of the Board of Directors, the proceedings of such meeting shall be recorded by such other person as may be appointed at the meeting for that purpose.

        Section 4.9 Assistant Vice President. Each Assistant Vice President shall exercise such powers and perform such duties as may be assigned to him by the Board of Directors.

        Section 4.10 Assistant  Corporate  Secretary.  Each Assistant  Corporate
Secretary shall be vested with the same powers and duties as the Corporate Secretary, and any act may be done or duty performed by an Assistant Corporate Secretary with like effect as though done or performed by the Corporate Secretary. He or she shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors.

        Section 4.11 Other Officers. Such other officers as the Board of Directors may appoint shall perform such duties and have such powers as may from time to time be assigned by the Board of Directors. The Board of Directors may delegate to the Chief Executive Officer the power to choose such other officers and to prescribe their respective duties and powers.

                                    ARTICLE 5
                                 INDEMNIFICATION

        Section 5.1 Right to Indemnification. To the fullest extent permitted by law, the Corporation shall indemnify and hold harmless any person who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that such person, or the person for whom he is the legally representative, is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans (any such person, a "Section 5.1 Indemnitee"), against all liabilities, losses, expenses (including attorney's fees), judgments, fines and amounts paid in settlement ("expenses") actually and reasonably incurred by such person in connection with such proceeding; provided, however, that except as otherwise provided in Section 5.4, the Corporation shall only be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person if the commencement of such proceeding (or part thereof) was authorized by the Board of Directors.

        Section 5.2 Prepayment of Expenses. The Corporation shall pay the expenses incurred by a Section 5.1 Indemnitee in defending any proceeding in advance of its final disposition, provided that, to the extent required by law, the payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by such person to repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified under this Article or otherwise. The Corporation may pay the expenses incurred by any other person in defending any proceeding in advance of its final disposition upon such terms and conditions as the Board of Directors deems appropriate.

        Section 5.3 Claims. If a claim for indemnification or advancement of expenses under Section 5.1 or Section 5.2 is not paid in full within sixty (60) days after a written claim therefor by a Section 5.1 Indemnitee has been received by the Corporation, such Section 5.1 Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Corporation shall have the burden of proving that such Section 5.1 Indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable law.

        Section 5.4 Repeal or Modification. Any repeal or modification of the provisions of this Article or applicable law shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring before the time of such repeal or modification regardless of whether the proceeding is brought or threatened before or after the time of such repeal or modification.

        Section 5.5 Non-Exclusivity of Rights. The right to indemnification and advancement of expenses conferred on any person by this Article shall not be exclusive of any other rights such person may have or acquire under any other provision hereof, the Bylaws or by law, agreement, vote of stockholders or disinterested Directors or otherwise.

        Section 5.6 Survival of Rights. The right to indemnification and prepayment of expenses conferred on any person by this Article shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

        Section 5.7 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against any liability or expenses incurred by such person in connection with a proceeding, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article or by law.

        Section 5.8 Other Sources. The Corporation's obligation, if any, to indemnify or advance expenses to any Section 5.1 Indemnitee who was or is serving at the Corporation's request as a director or officer of another corporation or a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, shall be reduced by any amount such Section 5.1 Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit entity.

        Section 5.9 Other  Indemnification  and  Advancement  of Expenses.  This
Article 5 shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Section 5.1 Indemnitees when and as authorized by appropriate corporate action.

                                    ARTICLE 6
                                      STOCK

        Section 6.1 Stock Certificates. Every holder of capital stock shall be entitled to have a certificate representing such stock in such form as shall be approved by the Board of Directors, signed by or in the name of the Corporation by (a) the President or a Vice President, and (b) the Corporate Secretary or an Assistant Corporate Secretary or Treasurer or Assistant Treasurer. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent, transfer clerk or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, transfer clerk or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, transfer clerk or registrar at the date of issue.

        Section 6.2 Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates or such person's legal representative to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such Certificate or the issuance of such new Certificate.

                                    ARTICLE 7
                                  MISCELLANEOUS

        Section 7.1 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

        Section 7.2 Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

        Section 7.3 Execution of Checks, etc. The funds of the Corporation shall be deposited in such banks or trust companies as the Board of Directors from time to time shall designate and shall be withdrawn only on checks or drafts of the Corporation for the purposes of the Corporation. All checks, drafts, notes, acceptances and endorsements of the Corporation shall be signed in such manner and by such officer or officers or such individual or individuals as the Board of Directors from time to time by resolution shall determine. If and to the extent so authorized by the Board of Directors, such signature or signatures may be facsimile. Only checks, drafts, notes, acceptances and endorsements signed in accordance with such resolution or resolutions shall be the valid checks, drafts, notes, acceptances or endorsements of the Corporation.

        Section 7.4 Evidence of Authority. A certificate by the Corporate Secretary or an Assistant Corporate Secretary as to any action taken by the stockholders, the Board of Directors, a committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

        Section 7.5 Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

        Section 7.6 Nonvoting Stock. Notwithstanding anything to the contrary in this Certificate of Incorporation, the Corporation shall not issue any nonvoting equity securities to the extent prohibited by Section 1123 or Section 365 of Title 11 of the United States Code as in effect on Effective Date; provided, however, that this Section 7.6 of Article 7, (a) shall have no further force and effect beyond that required under Section 1123 of the United States Bankruptcy Code, (b) shall have such force and effect, if any, only for so long as such
Section is in effect and applicable to the Corporation, and (c) in all events may be amended or eliminated in accordance with applicable law as from time to time in effect.

                                    ARTICLE 8
                                   AMENDMENTS

        Section 8.1 Creation, Amendment and Repeal of Bylaws. In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, alter, amend or repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any Bylaws whether adopted by them or otherwise.

                             CERTIFICATE OF ADOPTION


KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned does hereby certify that the undersigned is the Corporate Secretary of NorthWestern Corporation, a corporation duly organized and existing under and by virtue of the laws of the State of Delaware, that the above and foregoing Bylaws of NorthWestern Corporation were duly and regularly adopted as such by the Board of Directors of NorthWestern Corporation on the date hereof, and that the above and foregoing Bylaws are now in full force and effect.

DATED this ____ day of October, 2004.



--------------------------------
Name:  Alan D. Dietrich
Title:  Corporate Secretary




                                       1